As filed with the Securities and Exchange Commission on June 27, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1338846
(State of Incorporation)	(I.R.S. Employer Identification No.)

Five Science Park

New Haven, Connecticut 06511

(203) 773-1450

(Address and Telephone Number of Principal Executive Offices)

2000 Amended and Restated Equity Incentive Plan, as amended

(Full Title of the Plan)

Kevin L. Rakin

President and Chief Executive Officer

Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

(203) 773-1450

(Name, Address and Telephone Number of Agent For Service)

with a copy to:

Steven D. Singer, Esq.

Michael J. LaCascia, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts  02109

(617) 526-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value per share	1,000,000 shares(2)	$1.16(3)	$1,160,000(3)	$136.53

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Consists of an additional 1,000,000 shares of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”) issuable under the 2000 Amended and Restated Equity Incentive Plan, as amended, pursuant to the terms of such plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on June 24, 2005.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective.  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-55326, filed by the Registrant on February 9, 2001, as amended on June 26, 2002, November 14, 2003 and May 14, 2004, relating to the Registrant’s 2000 Amended and Restated Equity Incentive Plan, as amended, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 27th day of June 2005.

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Genaissance Pharmaceuticals, Inc., hereby severally constitute and appoint Kevin L. Rakin and Ben D. Kaplan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Genaissance Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of June 2005.

Signature	Title

/s/ Kevin L. Rakin	President, Chief Executive Officer, Treasurer and
Kevin L. Rakin	Director (Principal Executive Officer)

Senior Vice President, Chief Financial Officer and
/s/ Ben D. Kaplan	Secretary (Principal Accounting and Financial
Ben D. Kaplan	Officer)

/s/ Jürgen Drews, M.D.	Chairman of the Board
Jürgen Drews, M.D.

/s/ Karen A. Dawes	Director
Karen A. Dawes

/s/ Joseph Klein III	Director
Joseph Klein III

/s/ Harry H. Penner, Jr.	Director
Harry H. Penner, Jr.

/s/ Seth Rudnick, M.D.	Director
Seth Rudnick, M.D.

/s/ Christopher Wright	Director
Christopher Wright

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Amended and Restated By-laws of the Registrant.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP. Filed herewith.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page of this Registration Statement).

(1) Filed with the Securities and Exchange Commission on December 16, 2004 as an Exhibit to the Registrant’s Form 8-A/A (File No. 000-30981), and incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-35314), and incorporated herein by reference.